                                                                    Exhibit 10.6



                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into and shall be effective as of January 1, 1998 (the "Effective Date"), by and among JDA SOFTWARE GROUP, INC., a Delaware corporation ("JDA"), JDA SOFTWARE, INC., an Arizona corporation and subsidiary of JDA ("Subsidiary"), and JAMES D. ARMSTRONG ("Employee").


                                    RECITALS


         A. Employee was formerly employed by Subsidiary, in the capacity of President pursuant to that certain Employment Agreement dated effective as of March 30, 1995 and First Amendment to Employment Agreement dated January 12, 1996 (collectively, the "Original Agreement").


         B. Employee resigned as President of Subsidiary and accepted an appointment to the newly created office of the Co-Chairman of the Board of Directors of JDA, effective as of October 11, 1997.


         C. Subsidiary and Employee now desire to terminate the Original Agreement to reflect Employee's voluntary termination of employment with Subsidiary, and JDA desires to employ Employee and Employee desires to accept employment with JDA on the terms and conditions set forth below.


         NOW, THEREFORE, in consideration of the mutual premises herein contained, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    AGREEMENT

         1. TERMINATION OF ORIGINAL AGREEMENT. The Original Agreement is hereby terminated as of the Effective Date. Such termination by Employee is voluntary, and Employee expressly agrees that no additional compensation is due to Employee under the terms of the Original Agreement.

         2. EMPLOYMENT. JDA agrees to employ Employee as Co-Chairman of the Board of Directors and Employee agrees to accept such employment with JDA on the terms and subject to the conditions set forth in this Agreement.

         3. TERM. The term of this Agreement (the "Employment Term") shall commence on the Effective Date and continue until terminated as hereafter provided.

         4. COMPENSATION.

                  a. Base Salary. During the Employment Term, JDA agrees to pay Employee a salary at the rate of One Hundred Thousand and No/100 Dollars ($100,000.00) per year, payable in equal semi-monthly installments of Four Thousand One Hundred Sixty-Six and 66/100 Dollars ($4,166.66) each (the "Base Salary"). Employee's Base Salary will be reviewed by the parties on or before each anniversary of the Effective Date and may be increased or decreased from time to time during the Employment Term by such amount(s) as JDA and Employee may agree to in writing.

                  b. Bonus Compensation. In addition to Employee's Base Salary, JDA may pay to Employee such bonus(es) as the Board of Directors of JDA ("Board"), in its sole and absolute discretion , may from time to time deem appropriate. Any bonus(es) shall be in such amounts and payable at such times as the Board, in its sole and absolute discretion, may determine.

                  c. No Additional Compensation. Employee acknowledges and agrees that, except as expressly provided in this Section 4 and Sections 6 and 7 below (relating to certain expense reimbursements and employment benefits), Employee is not entitled to any other or additional compensation or payments as a result of his employment with JDA.

                  d. Taxes. All compensation paid to Employee pursuant to this Agreement shall be subject to customary withholding taxes and other employment taxes or levies as required with respect to compensation paid by JDA to an employee.

         5. DUTIES. Employee shall serve as the Co-Chairman of the Board of JDA and in the executive capacity involved in mergers and acquisitions and strategic alliances. Employee agrees that during the Employment Term he will devote his best efforts and that amount of business time, attention, skill and efforts to the business and affairs of JDA, and to the furtherance of JDA's best interests as is necessary to fulfill Employee's duties as set forth herein. In addition to the duties and responsibilities described above, JDA may, from time to time, establish standards and regulations regarding its employees' employment (the "Employment Standards"). Employee further agrees that in the performance of his duties and in all respects of his employment, Employee shall also comply with any Employment Standards which JDA may from time to time establish. To the extent of any inconsistencies between this Agreement and any Employment Standards, the terms of this Agreement shall control.

         6. EXPENSE REIMBURSEMENT, FACILITIES AND BENEFITS.

                  a. Reimbursement of Expenses and Facilities. JDA shall pay or reimburse Employee for all reasonable travel and other expenses incurred by Employee in performing Employee's obligations under this Agreement. JDA further agrees to furnish Employee with such assistance and accommodations (i.e., an office in the size, type and quality as provided to Employee prior to the Effective Date) as shall be suitable to the character of Employee's position with JDA and adequate for the performance of Employee's duties hereunder.

                  b. Other Benefits. During the period of employment under this Agreement, Employee (and his spouse and eligible dependents) shall be entitled to receive all other benefits of employment generally available to other members of JDA's management and those benefits for which key executives are or shall become eligible, when and as Employee becomes eligible therefor, including, without limitation, group health, life and disability insurance benefits and participation in JDA's 401(k) Plan.

                  c. Benefits Payable Upon Disability or Death. If Employee shall be prevented during the term of this Agreement from properly performing services hereunder by reason of illness or other physical or mental incapacity ("disabilities"), JDA shall continue to pay Employee the then current salary hereunder for a period of twelve (12) months, following the onset of such disability. In the event of the death of Employee during the term of this Agreement, Employee's then current salary payable hereunder shall continue to be paid, as a death benefit, to Employee's surviving spouse, or if there is no spouse surviving, then to Employee's personal representative (as the case may be) for a period of twelve (12) months following Employee's death.

         7. TERMINATION.

                  a. Termination for Death or Permanent Disability. Upon Employee's death or permanent disability (a disability which continues for a period of twelve (12) months from the date of onset of such disability), this Agreement shall terminate; provided that Employee and Employee's spouse (or surviving spouse, as the case may be) and eligible dependents shall be entitled to continuation rights under JDA's group health plans as required under COBRA, with the "qualifying event" occurring and minimum required period of coverage to commence upon the termination of this Agreement; and provided further that, in the event of Employee's death, Employee's surviving spouse or Personal Representative, as the case may be, shall be entitled to the death benefits described in Section 6(c).

                  b. Termination by JDA Without Cause. JDA may terminate this Agreement without cause on three (3) years' written notice to Employee. For a period of one (1) year following the date such written notice is given to Employee, all the terms and conditions of this Agreement shall remain in full force and effect. Effective one (1) year following the date JDA gives such written notice to Employee, JDA and Employee may agree upon new duties to be assigned to Employee (commensurate with Employee's level of expertise and knowledge) and a salary (also commensurate with Employee's duties agreed to by the parties) to be paid to Employee for the remaining two (2) year term of this Agreement; provided that (regardless of whether the parties agree on Employee's new duties and salary) for the remaining two (2) years of the term of this Agreement, JDA will continue to provide Employee with the expense reimbursements, facilities and benefits described in Section 6. After the expiration of such two (2) year period, Employee and his spouse and eligible dependents shall be entitled to continuation benefits under JDA's group health plans as required under COBRA, with the "qualifying event" occurring and minimum required period of coverage to commence upon the termination of this Agreement.

                  c. Termination by Employee Without Cause. Employee may terminate this Agreement without cause on one (1) year's written notice to JDA. During such one year period, this Agreement and all of the terms hereof shall be in full force and effect and shall not be affected by such written notice of termination. Upon the conclusion of such one year period, this

Agreement shall terminate, and thereafter Employee and his spouse and eligible dependents shall be entitled to continuation rights under JDA's group health plans as required under COBRA, with the "qualifying event" occurring and minimum required period of coverage to commence upon the termination of this Agreement.

                  d. Termination for Cause. JDA may, without liability, terminate Employee's employment hereunder for cause at any time upon written notice from the Board of Directors specifying such cause; provided, however, that such written notice shall not be delivered until after the Board of Directors shall have given Employee written notice specifying the conduct alleged to have constituted such cause and Employee has failed to cure such conduct, if curable, within thirty (30) days following receipt of such notice. As used in this Agreement, the term "cause" shall mean a willful breach of duty in the course of Employee's employment or habitual neglect of Employee's duty.


                           (i) Contesting Termination. In the event of a
termination for cause pursuant to this Section 7(d), if Employee advises JDA in writing that Employee disputes its action, JDA shall continue to pay Employee's then-current compensation as specified in this Agreement until the earlier of:
(A) a final decision by the arbitrator(s) affirming JDA's actions; or (B) the mutual written agreement of the parties. If the arbitrator(s) finds in favor of Employee and does not confirm JDA's actions in attempting to terminate this Agreement, then the term of this Agreement shall remain unaffected and Employee shall continue in the employment of JDA hereunder.

                           (ii) Severance Benefits. Notwithstanding anything to
the contrary in this Agreement, if Employee is terminated by JDA for cause in accordance with this Section 7(d) and if Employee does not contest such termination as provided in this Section 7(d)(i) or if Employee does contest such termination and the arbitrator(s) issues an award affirming JDA's action, then Employee shall be entitled to a severance benefit equal to Employee's then current salary hereunder payable for one (1) year following the date of the expiration of the cure period set forth in this Section 7(d). Such severance benefit shall be payable at the same time and in the same amount as Employee's then current salary. During such one (1) year period, JDA shall continue to provide Employee and his spouse and eligible dependents the same group health plan benefits provided to its other executives. Following the expiration of such one year period, Employee and his spouse and eligible dependents shall be entitled to such continuation rights under JDA's groups health plan as required under COBRA with the "qualifying event" occurring and minimum period of coverage to commence upon the termination of such one (1) year period.

         8. NON-COMPETITION AND CONFIDENTIALITY.

                  a. Consideration. Employee unconditionally and irrevocably covenants and agrees to be bound by the provisions of this Section 8. Employee acknowledges and agrees that employment by JDA and the benefits Employee is entitled to receive pursuant to this Agreement constitute the consideration paid by JDA for Employee's agreement to be bound by this Section 8. Employee further acknowledges and agrees that the foregoing consideration is valuable and sufficient to support the restrictions placed on Employer by this Section 8.

Employee further acknowledges that JDA has entered into this Agreement in strict reliance on Employee's Agreement to, and the enforceability of, each term and provision set forth in subsections 8(b) through 8(g) below.

                  b. Definition of JDA. For purposes of this Section 8, the term "JDA" shall include all of JDA's subsidiaries, divisions and affiliates as from time to time constituted.

                  c. Confidentiality. Employee shall execute and deliver to JDA a letter agreement in the from attached hereto as Exhibit "A", which is incorporated by this reference, whereby Employee covenants and agrees to keep confidential that information known by or made available to Employee on account of his relationship with JDA.

                  d. Covenant Not to Hire Employees. Employee covenants and agrees that, for the Non-Competition Period, as defined below, Employee shall not, directly or indirectly, hire or engage or attempt to hire or engage any individual who shall have been an employee of JDA at any time during the period beginning one (1) year prior to the Effective Date and ending at the end of the Non-Competition Period, whether for or on behalf of Employee or for any entity in which Employee shall have a direct or indirect interest (or any subsidiary or affiliate of any such entity), whether as a proprietor, partner, co-venturer, financier, investor or stockholder, director, officer, employer, employee, servant, agent, representative or otherwise.

                  e. Non-Competition Agreement. In order to afford fair protection to JDA and the goodwill it has established, Employee covenants and agrees as follows:

                           (i) Non-Competition. Employee represents, warrants
and agrees with JDA that during the Employment Term and for a period of three
(3) years thereafter (the "Non-Competition Period"), Employee will not, directly or indirectly, within the counties of any States of the United States or in any city in any country in which JDA currently or upon Employee's termination of employment has business offices or conducts business ("Prohibited Territory"), directly or indirectly, either alone or with others, engage, and shall not make equity investments in, be employed by, consult for, have an interest in or in any way assist any person, firm or company, engaged in the business or practice of developing, marketing, licensing and servicing retail merchandise management and/or point of sale software directed to the retail industry and related activities ("Prohibited Activity"). This subparagraph (i) shall not apply to (1) such activities by Employee during the term of and as reasonably incidental to Employee's performance under this Agreement for the benefit of JDA and its affiliates; (2) investments Employee may make in publicly held companies of less than 5% of such company's outstanding shares; or (3) investments made by Employee in business entities which a reasonable business person would not view to be a competitor of JDA.

                           (ii) Non-Solicitation. Employee further covenants and
agrees, during the Non-Competition Period, that Employee will not directly or indirectly canvass, solicit, contact or accept any person or entity (or the employee or agent of such person or entity) who is or was an existing or prospective client, customer, licensee, purchaser, supplier, distributor, manufacturer or contractor of or to JDA and with whom Employee has obtained significant business contacts ("Business Contacts"), for the purpose of directly or indirectly engaging in any

Prohibited Activity. Employee acknowledges that the geographic scope of this non-solicitation covenant is not limited to the Prohibited Territory. The geographic scope has not been limited since the residences of the Business Contacts are not limited to the Prohibited Territory and JDA has a legitimate protectable business interest in preventing the solicitation of its Business Contacts regardless of the geographical locations of the residences of the Business Contracts or where Employee is engaged in business when such solicitations are attempted. Therefore, Employee agrees that the time and geographic provisions of this non-solicitation covenant are reasonable.

                  f. Reasonableness of Restrictions; Severability.

                           (i) Reasonableness. EMPLOYEE HAS CAREFULLY READ AND
CONSIDERED THE PROVISIONS OF SECTIONS 8(a) THROUGH 8(g), INCLUDING THE AGREEMENT SET FORTH ON EXHIBIT "A", AND HAVING DONE SO, AGREES THAT THE RESTRICTIONS SET FORTH IN THESE SECTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF JDA AND ITS BUSINESS, OFFICERS, DIRECTORS AND EMPLOYEES. Employee further agrees that the restrictions set forth in this Agreement do not impair Employee's ability to enter into the field or fields of Employee's choice, subject to the restrictions on non-competition in the Prohibited Territory and subject to all other provisions of this Section 8.

                           (ii) Severability. The provisions of this Agreement
shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions shall not affect the validity and enforceability of the remaining provisions.

                           (iii) Assignment. Employee acknowledges the right and
ability of JDA to assign its rights under this Section 8 to third parties, whether in connection with a merger, reorganization, liquidation or otherwise.

                           (iv) Reformation. In the event that any of the
provisions of this Section 8 should ever be deemed to exceed the time or geographic limitations permitted by the applicable laws, then Employee and JDA covenant and agree that such provisions shall be reformed to the maximum time or geographic limitations permitted by applicable law.

                  g. Remedies of JDA. If Employee violates any of the provisions of this Section 8, then JDA shall, notwithstanding any other term or provision of this Agreement, have the unconditional right to:

                           (i) Withhold any payments, compensation,
distributions or consideration otherwise owed or to be paid to Employee pursuant to this Agreement or any other agreement.

                           (ii) Seek, apply for and receive a temporary
restraining order without notice enjoining Employee and/or Employee's partners, co-venturers, employers, employees, servants, agents, representatives and any and all persons directly or indirectly acting for, on behalf of or with Employee, from continued violation of this Section 8; for that purpose only, Employee waives notice of any petition or application for a temporary restraining order.

                           (iii) Seek and recover monetary damages for
Employee's violation of the provisions of this Section 8.

                           (iv) Avail itself of all of the above remedies and
all other available legal and equitable remedies; these remedies shall be cumulative and not mutually exclusive.

In addition, Employee covenants and agrees that, if he shall violate any of the covenants or agreements under this Section 8, JDA shall be entitled to an accounting and repayment of all profits, compensation, royalties, commissions, remunerations or benefits which Employee directly or indirectly shall have realized or may realize relating to, growing out of or in connection with any such violation; such remedies shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which JDA is or may be entitled at law or in equity or otherwise under this Section 8.

         9. MISCELLANEOUS.

                  a. Arbitration. If any controversy or claim arising out of this Agreement (except for any controversy or claim arising out of Section 8) cannot be resolved by the parties, such controversy or claim shall be resolved by arbitration in accordance with the then current rules of the American Arbitration Association governing commercial disputes (except as provided in Section 8(f)(ii)). Such matters shall be arbitrated in Phoenix, Arizona, and, for purposes of this Agreement, each party consents to arbitration in such place. Arbitration proceedings shall commence when any party notifies the other that a dispute subject to arbitration exists and requests that the dispute be arbitrated. If the parties to a dispute cannot, within thirty (30) days after the date arbitration proceedings commence, mutually agree upon an arbitrator or arbitrators to settle their dispute, each party to the dispute shall select an arbitrator. The two arbitrators shall, within fifteen (15) days after the appointment of the last arbitrator, select a third arbitrator and the three arbitrators shall determine the matter. Each arbitrator shall act impartially. If for any reason an arbitrator is not appointed within the time provided or the arbitrators appointed by the parties cannot agree upon a third arbitrator, then an arbitrator shall be appointed by the Superior Court of the State of Arizona, in and for the County of Maricopa, in accordance with A.R.S. Section 12-1501 et seq. Unless the parties mutually agree otherwise, any arbitrator selected shall be familiar with employer-employee disputes. The final decision will be that of the sole arbitrator or of the majority of arbitrators, and shall be final and binding upon the parties, except as otherwise provided by law. The sole arbitrator or the majority of arbitrators shall also determine the allocation of costs of such arbitration among the parties, and shall have the right to award to the prevailing party all costs of arbitration, regardless of whether such costs are taxable as such under Arizona law, including reasonable attorneys' fees.

                  b. Assignment. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, nor shall Employee's rights be subject to encumbrance or subject to the claims of JDA's creditors. Nothing in this Agreement shall prevent the consolidation of JDA with, or its merger into, any other corporation, or the sale by

JDA of all or substantially all of its properties or assets; and this Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor surviving or resulting corporation, or other entity to which such assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of JDA.

                  c. Attorneys' Fees. In the event any party is required to hire an attorney to enforce any of the terms and conditions of this Agreement, the prevailing party shall be entitled to all reasonable attorneys' fees and costs incurred.

                  d. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and hand delivered or sent by certified or registered mail, return receipt requested, to his last known residence in the case of Employee, or to its principal offices in the case of JDA. Such notice shall be effective upon receipt in the case of hand-delivery or two (2) days after deposit in the case of certified or registered mail.

                  e. Waiver of Breach. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

                  f. Severability. If any court of competent jurisdiction rules that any portion of this Agreement is invalid for any reason, the remaining portions of this Agreement shall nevertheless remain in full force and effect.

                  g. Non-Disclosure. Employee covenants and agrees to keep all terms of this Agreement strictly confidential, and that Employee will not disclose any information concerning this Agreement to anyone, including, but not limited to, present or prospective employees of JDA, unless compelled to do so by court order or other lawful authority.

                  h. Employee Review. By executing this Agreement, Employee represents and covenants that he has carefully read each and every term and provision contained in this Agreement in its entirety, that Employee has had an opportunity to discuss the provisions of this Agreement with an attorney, that Employee understands, accepts and agrees to be bound by each and every term and provision of this Agreement and that Employee has executed this Agreement knowingly, voluntarily and without any duress, compulsion or undue influence.

                  i. Amendment. This Agreement contains the entire and complete understanding of the parties with regard to Employee's employment by JDA, and supersedes any and all prior written or oral agreements of the parties. This Agreement may not be varied, modified or contradicted by any other Agreement unless such Agreement is later in time, in writing, and duly executed by the party to be bound.

                  j. Governing Law. This Agreement is executed in, and shall be governed by and construed in accordance with, the laws of the State of Arizona.

         IN WITNESS WHEREOF, the parties have executed duplicate originals of this Agreement as of the date first hereinabove set forth.


JDA                          JDA SOFTWARE GROUP, INC., a Delaware corporation


                             By /s/ Brent W. Lippman
                                --------------------------------------------
                                Brent W. Lippman
                                Chief Executive Officer



Subsidiary                   JDA SOFTWARE, INC., an Arizona corporation


                             By /s/ Brent w. Lippman
                                --------------------------------------------
                                Brent W. Lippman
                                Chief Executive Officer



Employee                     /s/ James D. Armstrong
                             --------------------------------------------
                             JAMES D. ARMSTRONG

                                    EXHIBIT A

                             JDA SOFTWARE GROUP, INC
                         11811 N. Tatum Blvd. Suite 2000
                             Phoenix, AZ 85028-1626






                                 January 1, 1998





Mr. James D. Armstrong
8600 North 64th Place
Paradise Valley, Arizona 85253


Dear Mr. Armstrong:


         This letter agreement sets forth and confirms certain understandings between you and JDA Software Group, Inc., a Delaware corporation ("Company") with respect to your employment with the Company and your responsibilities and obligations to the Company, its current and future affiliates (collectively, the "Affiliates"), and third parties who have provided confidential information to the Company or any of its Affiliates ("Third-Party Beneficiaries").


         You understand that your employment (or continued employment) with the Company is conditioned upon and in consideration for your entering into this agreement. This agreement is intended to protect important interests of the Company, its Affiliates, and Third-Party Beneficiaries, particularly the interests of those entities in valuable technology, business and confidential information that the Company and its Affiliates have acquired or obtained access to over the years. It is hoped that in the long run the terms of this agreement will be a benefit to all personnel by promoting the welfare and success of the Company as a leader in the industry and in the community.


         During the course of your employment, you will obtain access to information regarding the business of the Company and its Affiliates which is confidential to the Company, its Affiliates or Third-Party Beneficiaries ("Confidential Information"). For the purposes of this agreement, "Confidential Information" includes, but is not limited to:

         (1) Application, data base, and other computer software developed or acquired by the Company or any of its Affiliates, whether now or hereafter existing, and all modifications, enhancements and versions thereof and all options available with respect thereto, and all future products developed or derived therefrom;

         (2) Source and object codes, flowcharts, algorithms, coding sheets, routines, sub-routines, design concepts and related documentation and manuals;

Mr. James D. Armstrong
January 1, 1998
Page 2



         (3) Marketing techniques and arrangements, mailing lists, purchasing information, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, employee, customer, supplier and distributor data and other materials and information relating to the Company's business and activities and the manner in which the Company does business;

         (4) Discoveries, concepts and ideas including, without limitation, the nature and results of research and development activities, processes, formulas, inventions, computer-related equipment or technology, techniques, "know-how," designs, drawings and specifications;

         (5) Any other materials or information related to the business or activities of the Company that are not generally known to others engaged in similar businesses or activities;

         (6) All ideas which are derived from or related to your access to or knowledge of any of the above enumerated materials and information; and

         (7) Any materials or information related to the business or activities of the Third-Party Beneficiaries that are received by the Company or any Affiliate in confidence or subject to nondisclosure or similar covenants, including without limitation, confidential, proprietary business records, financial information, trade secrets, strategies, methods and practices of licensees of JDA software.

         Maintaining the confidentiality of the Confidential Information is of utmost importance to the Company and its Affiliates. Accordingly, you agree that, except in the performance of your duties as an employee of the Company, from and after the date of this agreement (including after the termination of your relationship with the Company, for whatever reason), you will not disclose to any person, association, firm, corporation or other entity in any manner, directly or indirectly, any of the Confidential Information (in whatever form), received, acquired, or developed by you through your association with the Company or any Affiliate, or use, or permit any person, association, corporation or other entity to use, in any manner, directly or indirectly, any such Confidential Information.

         When your relationship with the Company ends (regardless of the reason), and earlier if the Company requests, you agree to return to the Company all materials, correspondence, documents and other writings, computer programs and printouts, and other information in written, graphic, magnetic, optical, computerized or other form, which relate to or reflect any Confidential Information, or the business of the Company or any Affiliate, and you agree that you will not retain any copies thereof, regardless of where or by whom such materials and information were kept or prepared.

         You acknowledge that items (1) through (6) of the Confidential Information that you make, conceive, discover or develop, whether alone or jointly with others, at any time during your employment with the Company, whether at the request or upon the suggestion of the

Mr. James D. Armstrong
January 1, 1998
Page 3



Company or otherwise, shall be the sole and exclusive property of the Company; provided that such items relate to or are useful in connection with any business now or hereafter carried on or contemplated by the Company or any Affiliate, including developments or expansions of their present fields of operations. You agree to promptly disclose to the Company all Confidential Information made, conceived, discovered, or developed in whole or in part by you for the Company or any Affiliate during the term of your employment with the Company and to assign to the Company or such Affiliate any right, title or interest you may have in such Confidential Information. You agree to execute any instruments and to do all other things reasonably requested by the Company (both during and after your employment with the Company) in order to vest more fully in the Company or such Affiliate all ownership rights in those items hereby transferred by you to the Company or such Affiliate. If any one or more of such items are protectable by copyright, and are deemed in any way to fall within the definition of "work made for hire," as that term is defined in 17 U.S.C. Section 101, such works shall be considered "works made for hire," the copyright of which shall be owned solely, completely and exclusively by the Company or such Affiliate. If any one or more of the aforementioned items are protectable by copyright and are not considered to be included in the categories of works covered by the "work made for hire" definition contained in 17 U.S.C. Section 101, such works shall be deemed to be assigned and transferred completely and exclusively to the Company or such affiliate by virtue of your execution of this letter.

         The terms and provisions of this Agreement shall be binding upon you and the Company, and its successors and assigns and shall inure to the benefit of you, the Company, its Affiliates and the Third-Party Beneficiaries. The failure of the Company or any Affiliate at any time or from time to time to require performance of your obligations under this agreement shall in no manner affect the right of the Company or such Affiliate to enforce any provisions of this agreement at a subsequent time, and shall not constitute a waiver of any rights arising out of any subsequent or prior breach. This agreement (a) may not be modified orally, but only by written agreement signed by you and the designee of the Company's Board of Directors; and (b) supersedes any prior agreements on this subject. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement. Nothing in this Agreement shall be construed as a guarantee that your employment will continue for any specific period of time. This Agreement shall be governed by and construed in accordance with the laws of Arizona.


         If this is consistent with your understanding of the terms and conditions of your employment, please so indicate by signing in the space provided below.


                                       JDA SOFTWARE GROUP, INC.




                                       By: /s/ Brent W. Lippman
                                           -----------------------------------
                                           Brent W. Lippman

Mr. James D. Armstrong
January 1, 1998
Page 4



                                           Chief Executive Officer


ACCEPTED AND AGREED:


/s/ James D. Armstrong
--------------------------------
JAMES D. ARMSTRONG